UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2021, Viasat, Inc. (“Viasat”) announced the appointment of Kevin Harkenrider as Executive Vice President, Chief Operating Officer, effective immediately.

Mr. Harkenrider previously served as Viasat’s Executive Vice President, Global Operations and Chief Operations Officer. Biographical information for Mr. Harkenrider can be found in Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and is incorporated herein by reference. In connection with his appointment as Chief Operating Officer, Mr. Harkenrider’s annual base salary was increased to $650,000. The other existing compensation arrangements for Mr. Harkenrider remain unchanged.

There are no family relationships between Mr. Harkenrider and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 17, 2021, issued by Viasat, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: November 19, 2021	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel

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